Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 to Form S-16 (No. 2-62247), Registration Statement on Form S-3 (Nos. 33-3027, 33-16674, 33-19035, 333-129292 and 333-208235) and Registration Statement on Form S-8 (Nos. 33-40199, 33-15639, 333-26361, 333-62550, 333-67180, 333-150457, 333-188116 and 333- 204061) of Ball Corporation of our report dated February 16, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 16, 2016